Exhibit 10.13

INITIAL INVESTORS’ STOCK PURCHASE AGREEMENT

THIS INITIAL INVESTORS’ STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 22, 2005, is made by and among PaeTec Corp., a Delaware corporation (the “Company”), CIT Lending Services Corporation (f/k/a Newcourt Commercial Finance Corporation f/k/a AT&T Commercial Financial Corporation), a Delaware corporation (“CIT”), Christopher Edgecomb, Trustee of the Christopher E. Edgecomb Living Trust dated April 25, 1998 (the “Edgecomb Trust” and, together with Christopher E. Edgecomb in his individual capacity and as Trustee of the Edgecomb Trust, “Mr. Edgecomb”), and Jeffrey P. Sudikoff (“Mr. Sudikoff”) and Joyce M. Sudikoff, Co-Trustees of the New Moon Trust U/D/T dated June 1, 1995 (the “New Moon Trust” and, together with Mr. Sudikoff and Joyce M. Sudikoff in their respective individual capacities and as Co-Trustees of the New Moon Trust, the “Sudikoffs”). CIT, Mr. Edgecomb and the Sudikoffs are sometimes referred to in this Agreement collectively as the “Stockholders” and individually as a “Stockholder.”

W I T N E S S E T H :

WHEREAS, each Stockholder is the beneficial and record owner of the number of shares of the Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) set forth opposite the name of such Stockholder on Schedule 1 attached hereto;

WHEREAS, Mr. Edgecomb is the “Purchaser” under the Stock Purchase Agreement, dated as of August 13, 1998, as amended, between Mr. Edgecomb and the Company (the “Edgecomb Stock Purchase Agreement”);

WHEREAS, Mr. Sudikoff is the “Purchaser” under the Stock Purchase Agreement, dated as of August 20, 1998, as amended, between Mr. Sudikoff and the Company (the “Sudikoff Stock Purchase Agreement”);

WHEREAS, CIT is the “Purchaser” under the Stock Purchase Agreement, dated as of November 16, 1998, as amended, between CIT and the Company (the “CIT Stock Purchase Agreement”) and under the Letter Agreement, dated as of November 16, 1998, as amended, between CIT and the Company (the “CIT Letter Agreement” and, together with the CIT Stock Purchase Agreement, the Edgecomb Stock Purchase Agreement and the Sudikoff Stock Purchase Agreement, the “Principal Stock Purchase Agreements”);

WHEREAS, Mr. Edgecomb and Mr. Sudikoff are “Majority Stockholders” under the Stockholders’ Agreement, dated as of September 9, 1999, as amended as of February 4, 2000, among the Company, Arunas A. Chesonis, Mr. Edgecomb, Mr. Sudikoff and the CCS Group Stockholders (the “CCS Group Stockholders”) set forth on the signature pages thereof (the “Campuslink Stockholders’ Agreement”);

WHEREAS, the Company wishes (i) to consummate a recapitalization (the “Recapitalization”) in which, among other transactions, the Class A common stock and the Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) will be reclassified (the “Reclassification”) into a single class of common stock, par value $0.01 per share, of the Company (the “New Common Stock”) and (ii) immediately after the consummation of the Recapitalization, to offer, issue and sell shares of the New Common Stock in an underwritten initial public offering (the “IPO”) registered under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, if the IPO constitutes a “Qualified Public Offering,” as defined in Section 11 of Article VI (the “QPO Provision”) of the Restated Certificate of Incorporation of the Company in effect as of the date hereof (the “Certificate of Incorporation”), the Company may require the holders of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) to convert all, and not less than all, of the then-outstanding shares of the Series A Preferred Stock into common stock of the Company in connection with the closing of the IPO;

WHEREAS, the existing definition of a “Qualified Public Offering” requires the Company to (i) issue and sell “Common Stock” (as such term is defined in the QPO Provision) pursuant to a “Public Offering” (as such term is defined in the QPO Provision) at a price per share of Common Stock paid to the Company which equals or exceeds (x) 1.5 times (y) the conversion price of the Series A Preferred Stock in effect immediately prior to the consummation of such Public Offering (the “Series A Conversion Price”) and (ii) receive gross proceeds of such Public Offering which equal or exceed $50 million;

WHEREAS, the Company has proposed to amend the definition of “Qualified Public Offering” in the QPO Provision to provide that a “Qualified Public Offering” will occur even if the public offering price per share of Common Stock in the IPO does not equal or exceed the minimum price specified in the QPO Provision, but that the Series A Conversion Price will be reduced in such event according to a formula specified in such amendment (such amendment in the form specified in this Agreement, the “QPO Amendment”);

WHEREAS, in connection with the IPO, the Company will file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) (i) a certificate of amendment to the Certificate of Incorporation containing the QPO Amendment and additional amendments to the Certificate of Incorporation, which shall be effective prior to the closing of the IPO (the “Certificate of Amendment”), and (ii) an amended and restated Certificate of Incorporation, which shall be effective from and after the closing of the IPO (the “Restated Certificate of Incorporation”);

WHEREAS, to facilitate the consummation of the IPO, the Company proposes to enter into an agreement (the “Series A Stockholder Agreement”) with the holders of the Series A Preferred Stock pursuant to which such holders will consent to and approve the QPO Amendment and other matters related to the Recapitalization and the IPO;

WHEREAS, upon consummation of the IPO, in partial consideration of various consents, approvals and other actions by the Campuslink Stockholders (as defined herein), the Company proposes to sell shares of the New Common Stock to the Campuslink Stockholders if the Series A Conversion Price is reduced pursuant to the QPO Amendment;

WHEREAS, in consideration of various consents, approvals and other actions by the Stockholders, the Company proposes to sell shares of the New Common Stock to the Stockholders in the event that shares of the New Common Stock are sold to the Campuslink Stockholders as a result of such a reduction of the Series A Conversion Price and to take other actions pursuant to this Agreement;

WHEREAS, in connection with the IPO, the Company proposes to take other actions pursuant to agreements with other stockholders of the Company referred to herein, all dated as of the date hereof; and

WHEREAS, following a recommendation of a committee of the Board of Directors of the Company (the “Board of Directors”) composed exclusively of disinterested directors, the Board of Directors has reviewed the transactions contemplated by this Agreement and determined that this Agreement is in the best interests of the Company and its stockholders;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

APPROVALS, CONSENTS AND WAIVERS

1.1. Approval of Charter Amendments. Concurrently with the execution and delivery of this Agreement, each Stockholder, in such Stockholder’s capacity as owner of record of the number of shares of Class A Common Stock set forth opposite the name of such Stockholder on Schedule 1 attached hereto, acting with respect to all of such shares of Class A Common Stock so owned of record, has delivered to the Company a duly executed counterpart of a written consent in lieu of a meeting of stockholders of the Company, in the form attached hereto as Exhibit A, approving and consenting to various matters, including each of the following:

(i)	the Certificate of Amendment in the form attached to such written consent;

(ii)	the Restated Certificate of Incorporation in the form attached to such written consent; and

(iii)	the Amended and Restated Bylaws of the Company in the form attached to such written consent (the “Restated Bylaws”).

The Company shall file the Certificate of Amendment with the Delaware Secretary of State, and the Certificate of Amendment shall become effective under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), prior to the IPO Closing Time. The Restated Certificate of Incorporation and the Restated Bylaws shall become effective under the Delaware General Corporation Law as of the IPO Closing Time or as soon as reasonably practicable thereafter and shall continue in effect thereafter until amended in accordance with their respective terms and the Delaware General Corporation Law.

1.2. Approval of Other Agreements.

1.2.1. Each Stockholder hereby consents to and approves the following agreements:

(i)	the Campuslink Stock Purchase Agreement, dated as of the date hereof, among the Company and the Persons set forth on the signature pages thereof as “Campuslink Stockholders” and “Other Stockholders” in substantially the form attached hereto as Exhibit B (the “Campuslink Stock Purchase Agreement”)

(ii)	the Founding Stockholders’ Agreement, dated as of the date hereof, among the Company and the Persons set forth on the signature pages thereof as “Stockholders,” in substantially the form attached hereto as Exhibit C (the “Founding Stockholders’ Agreement”); and

(iii)	the Voting Agreement, dated as of the date hereof, among the Company and the Stockholders (as such term is defined therein), in substantially the form attached hereto as Exhibit D.

1.2.2. Mr. Edgecomb and the Sudikoffs hereby consent to and approve the following agreements (it being understood that CIT shall be a party to each of the following agreements):

(i)	the Series A Stockholder Agreement, dated as of the date hereof, in substantially the form attached hereto as Exhibit E (the “Series A Stockholder Agreement”); and

(ii)	Amendment No. 1 to Equity Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers (as such term is defined therein), in substantially the form attached hereto as Exhibit F.

1.3. Other Approvals; Consents and Waivers Under Stock Purchase Agreements.

1.3.1. Each Stockholder hereby consents to and approves all of the Transactions and all other instruments, documents and actions reasonably required to evidence or effectuate the consummation of the Transactions and otherwise to carry out the intent of the parties under this Agreement. The execution, delivery and performance of this Agreement by the Company shall be deemed to constitute full compliance by the Company with the provisions of each Principal Stock Purchase Agreement, insofar as such provisions are applicable to the Transactions, and no Stockholder shall assert any right, claim or entitlement under or by reason of any Principal Stock Purchase Agreement inconsistent with this Agreement. Without limiting the generality of the foregoing:

(i)	Mr. Edgecomb hereby waives, with respect to the Transactions, (i) except to the extent provided in Article II of this Agreement, the application of Section 7 and Section 8 of the Edgecomb Stock Purchase Agreement and the provisions of any other agreement or understanding to which the Company is a party or by which it is or may be bound which grants Mr. Edgecomb “share adjustment,” “subsequent offering,” preemptive or other rights of any nature whatsoever to purchase or otherwise acquire any shares of any class of capital stock of the Company, (ii) compliance by the Company with the notice and other requirements of Section 9 of the Edgecomb Stock Purchase Agreement and (iii) the application of Section 2 of the Preferred Stockholders’ Agreement and the provisions of any other agreement or understanding to which the Company or Mr. Edgecomb is a party or by which either of them is or may be bound which grants Mr. Edgecomb “tag-along” or other similar rights to sell or otherwise transfer Securities (as such term is defined in the Preferred Stockholders’ Agreement);

(ii)

the Sudikoffs hereby waive, with respect to the Transactions, (i) except to the extent provided in Article II of this Agreement, the application of Section 7 and Section 8 of the Sudikoff Stock Purchase Agreement and the provisions of any other agreement or understanding to which the Company is a party or by which it is or may be bound which grants any of the Sudikoffs “share adjustment,” “subsequent offering,” preemptive or other rights of any nature whatsoever to purchase or otherwise acquire any shares of any class of capital stock of the Company, (ii) compliance by the Company with the notice and other requirements of Section 9 of the

Sudikoff Stock Purchase Agreement and (iii) the application of Section 2 of the Preferred Stockholders’ Agreement and the provisions of any other agreement or understanding to which the Company or any of the Sudikoffs is a party or by which any of them is or may be bound which grants any of the Sudikoffs “tag-along” or other similar rights to sell or otherwise transfer Securities;

(iii)	CIT hereby waives, with respect to the Transactions, (i) except to the extent provided in Article II of this Agreement, the application of Section 7 and Section 8 of the CIT Stock Purchase Agreement, Section 2 of the CIT Letter Agreement and the provisions of any other agreement or understanding to which the Company is a party or by which it is or may be bound (other than the provisions of any agreement or understanding applicable to CIT solely as a holder of Series A Preferred Stock, which are addressed pursuant to the Series A Stockholder Agreement) which grants CIT “share adjustment,” “subsequent offering,” preemptive or other rights of any nature whatsoever to purchase or otherwise acquire any shares of any class of capital stock of the Company, (ii) compliance by the Company with the notice and other requirements of Section 9 of the CIT Stock Purchase Agreement and (iii) the application of Section 2 of the Preferred Stockholders’ Agreement and the provisions of any other agreement or understanding to which the Company or CIT is a party or by which either of them is or may be bound which grants CIT “tag-along” or other similar rights to sell or otherwise transfer Securities.

1.3.2. Each of the Principal Stock Purchase Agreements shall automatically terminate as of the IPO Closing Time without the necessity of any further action by any party to any of such Principal Stock Purchase Agreements.

1.3.3. The consents, waivers and approvals set forth in Section 1.2 and in Section 1.3 shall continue to be deemed to have been made following any amendment or modification of any agreement or instrument which constitutes part of the Transactions unless such amendment or modification (i) increases the rights of stockholders of the Company that are parties to such agreement or instrument in any material respect or (ii) adversely affects the contemplated benefits of this Agreement to the Stockholders or the rights of the Stockholders under this Agreement.

1.4. Execution of Other Agreements; Other Matters.

1.4.1. Concurrently with the execution and delivery of this Agreement, each of Mr. Edgecomb, Mr. Sudikoff and CIT has delivered to the Company a duly executed counterpart of the Termination Agreement, dated as of the date hereof, among the Company and the Stockholders (as such term is defined therein), with respect to the termination of the Voting Agreement, dated as of February 4, 2000, among the Company and the Stockholders (as such term is defined therein).

1.4.2. Concurrently with the execution and delivery of this Agreement, each of Mr. Edgecomb, Mr. Sudikoff and CIT has delivered to the Company a duly executed counterpart of the Termination Agreement, dated as of the date hereof, among the Company and the Stockholders (as such term is defined therein), with respect to the termination of the Preferred Stockholders’ Agreement.

1.4.3. Concurrently with the execution and delivery of this Agreement, each of Mr. Edgecomb and Mr. Sudikoff has delivered to the Company a duly executed counterpart of the Termination Agreement, dated as of the date hereof, among the Company, the Majority Stockholders (as such term is defined therein) and the CCS Group Stockholders, with respect to the termination of the Campuslink Stockholders’ Agreement.

1.4.4. To the extent that the execution, delivery and performance of the Campuslink Stock Purchase Agreement by the parties thereto or of this Agreement by any of the parties hereto shall be deemed to be, or to require, an amendment to the Campuslink Stockholders’ Agreement approved by Mr. Edgecomb or any of the Sudikoffs, or a waiver by Mr. Edgecomb or any of the Sudikoffs of their respective rights, if any, under the Campuslink Stockholders’ Agreement, this Agreement shall constitute a “written agreement” within the meaning of Section 8.2 and a “writing” within the meaning of Section 8.3 of the Campuslink Stockholders’ Agreement necessary for this Agreement to constitute such an amendment and waiver and for such amendment and waiver to be a valid and binding obligation of Mr. Edgecomb and the Sudikoffs, enforceable against each such Stockholder.

1.5. Participation in IPO; Lock-up; Registration Rights.

1.5.1. The only shares of New Common Stock that shall be offered pursuant to the IPO shall be shares of New Common Stock offered by the Company for its own account and, subject to the provisions of this Section 1.5, shares of New Common Stock offered by and for the account of the Participating Stockholders and the Non-Waiving Stockholders. Subject to the provisions of this Section 1.5, the IPO shall be composed of the Primary Company Component, the Secondary Components, the Tertiary Components and the Over-Allotment Components.

1.5.2. Each Stockholder hereby agrees to offer and sell pursuant to the IPO such Stockholder’s allocated portion of that number of shares of New Common Stock that is equal to approximately 40% of the Participating Stockholder Secondary Component (the “Initial Investor Secondary Share”). Each Stockholder’s allocated portion of the Initial Investor Secondary Share is based on the number of shares of Class A Common Stock set forth opposite the name of such Stockholder on Schedule 2 and shall equal, as closely as reasonably practicable, the product of (x) the number of shares on New Common Stock into which such shares of Class A Common Stock are reclassified pursuant to the Reclassification multiplied by (y) the percentage set forth opposite the name of such Stockholder on Schedule 2. No agreement made pursuant to this Section 1.5.2 shall be construed to require any Stockholder to increase the amount of Company securities which such Stockholder owns as of the date hereof or to require the Company to include in the IPO Registration Statement any securities other than as set forth above (and subject to the Company’s rights pursuant to Section 1.5.7 and Section 8.15).

1.5.3. The Company shall use commercially reasonable efforts to obtain from each stockholder entitled to registration rights with respect to the IPO pursuant to the registration rights agreements set forth on Schedule 3 a waiver of the rights of each such stockholder to include shares of New Common Stock for offering pursuant to the IPO. If the Company shall not be able, using commercially reasonable efforts, to obtain such a waiver from any such stockholder entitled to registration rights with respect to the IPO pursuant to any such registration rights agreement, and such stockholder requests that its shares of New Common Stock be included for offering pursuant to the IPO, the Company shall be entitled to include for offering pursuant to the IPO shares of New Common Stock of each such non-waiving stockholder (collectively, the “Non-Waiving Stockholders”) in accordance with the registration rights agreement of such stockholder, but subject to the cutback provisions set forth in Section 1.5.5 (provided that, if the cutback provisions in the registration rights agreement of any such stockholder are inconsistent with Section 1.5.5, the Company shall use reasonable best efforts to cause such stockholder to agree to the cutback provisions set forth in Section 1.5.5). If the Company shall be required to include shares of New Common Stock of any Non-Waiving Stockholder for offering pursuant to the IPO, such shares shall reduce the number of shares of New Common Stock that shall constitute the Company Secondary Component, the Participating Stockholder Secondary Component, the Company Tertiary Component, the Participating Stockholder Tertiary Component, the Company Over-Allotment Component and the Participating Stockholder Over-Allotment Component in the manner contemplated by the definitions of such terms in Article VIII. If there shall occur any such reduction to the Participating Stockholder Secondary Component, the Participating Stockholder Tertiary Component or the Participating Stockholder Over-Allotment Component, the number of shares of New Common Stock that each Stockholder shall be entitled and obligated to include in such components shall be reduced equitably and proportionately based on such Stockholder’s allocated portion determined pursuant to Section 1.5.2 and Schedule 2.

1.5.4. Promptly after such time, if ever, as the lead managing Underwriters and the Company shall determine to include shares of New Common Stock for offering pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions) in excess of $85.0 million, the Company shall provide written notice to the each Stockholder of the actual number of shares of New Common Stock that such Stockholder is expected to be entitled to offer pursuant to the IPO in accordance with this Section 1.5 and the range of prices at which shares of New Common Stock are expected to be so offered. The number of shares of New Common Stock specified in such notice, absent manifest error, shall be conclusive and binding on each Stockholder.

1.5.5. If the lead managing Underwriters advise the Company in writing, at any time after the written notices specified in Section 1.5.4 are delivered to the Stockholders, that marketing factors require a limitation of the number of shares of

New Common Stock to be underwritten and sold in the IPO, the lead managing Underwriters may exclude from such registration some or all of the shares of New Common Stock that constitute the Secondary Components, the Tertiary Components and the Over-Allotment Components. In such event, the shares of New Common Stock which (i) the Company otherwise shall be entitled to include in the Company Secondary Component, the Company Tertiary Component and the Company Over-Allotment Component, (ii) each Stockholder and each other Participating Stockholder otherwise shall be entitled to include in the Participating Stockholder Secondary Component, the Participating Stockholder Tertiary Component and the Participating Stockholder Over-Allotment Component, and (iii) each Non-Waiving Stockholder otherwise shall be entitled to include in the Non-Waiving Stockholder Secondary Component, the Non-Waiving Stockholder Tertiary Component and the Non-Waiving Stockholder Over-Allotment Component shall be reduced on a pro rata basis among the Company, the Participating Stockholders and the Non-Waiving Stockholders based on the number of shares of New Common Stock entitled to be included for offering pursuant to the Secondary Components, the Tertiary Components and the Over-Allotment Components by the Company, each Participating Stockholder and each Non-Waiving Stockholder.

1.5.6. The Corporation shall bear and pay all Registration Expenses incurred by the Stockholders in connection with the registration of New Common Stock pursuant to this Section 1.5.

1.5.7. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to complete any registration of New Common Stock it proposes to make in connection with the IPO under this Section 1.5. If, at any time after giving a notice delivered to any Stockholder pursuant to Section 1.5.4 and prior to the effective date of the IPO Registration Statement, the Company shall determine for any reason not to register or to delay registration of such New Common Stock, the Company shall promptly give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any securities in connection with the IPO (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any shares of New Common Stock of any Stockholder in connection with the IPO for such period of time as shall be determined by the Board of Directors, subject to the termination provisions set forth in Article VII.

1.5.8. In connection with the registration of shares as provided in this Section 1.5, the Company and each Stockholder hereby agrees to the registration terms, conditions and procedures set forth on Schedule 4 attached hereto.

1.5.9. The registration, if any, of shares of New Common Stock as provided in this Section 1.5 shall represent the sole and exclusive right of each Stockholder to include shares of New Common Stock for offering pursuant to the IPO. Without limiting the generality of the foregoing, (i) Mr. Edgecomb hereby waives, from and after the commencement of the Lock-up Period until the expiration of the Lock-up Period, exercise of his piggyback registration rights pursuant to Section 4 of the Edgecomb Stock Purchase Agreement and pursuant to the letter dated September 30,

1998 from the Company to the “Investors in the PaeTec $10,000,000 Offering,” (ii) Mr. Sudikoff hereby waives, from and after the commencement of the Lock-up Period until the expiration of the Lock-up Period, exercise of his piggyback registration rights pursuant to Section 4 of the Sudikoff Stock Purchase Agreement and (iii) CIT hereby waives, from and after the commencement of the Lock-up Period until the expiration of the Lock-up Period, exercise of its piggyback registration rights pursuant to Section 5 of the CIT Stock Purchase Agreement, in each case, whether in connection with the IPO and the IPO Registration Statement or otherwise.

1.5.10. Without the prior written consent of the Company and except as otherwise contemplated by this Agreement, each Stockholder hereby agrees that, prior to the consummation of the IPO, it shall not Transfer to any other Person any shares of the Class A Common Stock that such Stockholder owns beneficially or of record as of the date of this Agreement.

1.5.11. Concurrently with the execution and delivery of this Agreement, each Stockholder has delivered to the Company a duly executed counterpart of a Lock-up Letter with respect to all of the shares of the Company’s common stock and other securities specified therein held by such Stockholder, which shall be effective for the period specified therein (the “Lock-up Period”). Each Stockholder further agrees that, as soon as reasonably practicable (and in no event later than the date on which the marketing efforts with respect to the IPO shall commence), such Stockholder shall cause each of such Stockholder’s controlled Affiliates that beneficially owns capital stock of the Company to execute a Lock-up Letter with respect to all of the shares of the Company’s common stock and other securities specified therein held by such controlled Affiliate, which shall be effective for the Lock-up Period (it being understood that the obligations of CIT to execute a Lock-up Letter under this Section 1.5.11 may be satisfied by including such shares of common stock and other securities specified therein in the lock-up letter CIT shall be obligated to execute pursuant the Series A Stockholder Agreement).

1.6. Piggyback Registration Rights.

1.6.1. Upon the expiration of the Lock-up Period, Mr. Edgecomb and the Sudikoffs each shall be entitled to the piggyback registration rights set forth on Appendix A with respect to the New Common Stock then held by such Stockholder.

1.6.2. The piggyback registration rights granted to Mr. Edgecomb and the Sudikoffs pursuant to this Section 1.6 shall expire upon the terms and conditions specified in paragraph (j) of Appendix A.

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1. Sale and Purchase. Upon the terms and subject to the conditions set forth herein, the Company shall sell to each Stockholder, and such Stockholder shall purchase from the Company, a number of shares of New Common Stock (the “Shares”) equal to such Stockholder’s allocated portion (rounded to the nearest one ten thousandth decimal point, with 0.00005 rounded up), which shall be calculated based on (i) the additional number of shares of New Common Stock, if any, that are issued pursuant to the Campuslink Stock Purchase Agreement (the “Primary Stockholder Sale”) and (ii) the number of shares of Class A Common Stock which are set forth opposite the name of such Stockholder on Schedule 5. The purchase price of the Shares issued and sold to the Stockholders pursuant to this Article II (the “Principal Stockholder Sale”) shall be $0.01 per Share. The Company and each Stockholder agrees to the computational examples attached hereto as Schedule 5 that represent the manner in which the allocated portion of Shares that each CCS Group Stockholder shall be entitled and obligated to purchase pursuant to the Primary Stockholder Sale and that each Stockholder shall be entitled and obligated to purchase pursuant to the Principal Stockholder Sale shall be calculated, and that such Schedule 5 accurately reflects the parties’ intentions with respect thereto. Without limiting the generality of the foregoing, any fractional share of New Common Stock that would be issuable to any Stockholder pursuant to the Principal Stockholder Sale shall be rounded to the nearest whole share of New Common Stock (with one-half of a share or more rounded up).

2.2. Closing. The closing, if any, of the Principal Stockholder Sale pursuant to Section 2.1 (the “Closing”) shall take place on the IPO closing date immediately following the IPO Closing Time and shall be held at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, or at such other time, date and place following the closing of the IPO as the parties hereto may mutually agree (which time and date together are referred as the “Closing Date”). The Company shall use its commercially reasonable efforts to provide written notice of the Closing Date to each Stockholder at least four Business Days prior to the Closing Date and, in any event, shall provide such written notice at least two Business Days prior to the Closing Date.

2.3. Deliveries. At the Closing, the Company shall make such deliveries as are specified in Section 6.3(iv) against receipt from the Stockholders of (i) the purchase price for the Shares, which shall be paid in immediately available funds to an account designated by the Company to each Stockholder at least one Business Day prior to the Closing Date, and (ii) such other deliveries as are specified in Section 6.2(iii).

2.4 Several Obligations. The rights and obligations of each Stockholder under this Agreement are several and not joint with the rights and obligations of any other Stockholder, and no Stockholder shall be entitled to the rights hereunder, or responsible for the performance of the obligations hereunder, of any other Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to the Company as of the date hereof that:

3.1. Due Authorization. Such Stockholder (other than any Stockholder that is a natural person) has the requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder (other than any Stockholder that is a natural person), and the compliance by such Stockholder (other than any Stockholder that is a natural person) with each of the provisions of this Agreement (including the purchase of Shares hereunder and the consummation by such Stockholder of the other transactions contemplated hereby), (i) are within the corporate, partnership or limited liability company power and authority of such Stockholder and (ii) have been duly authorized by such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder. Assuming due authorization, execution and delivery by all other parties to this Agreement, this Agreement constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity. Such Stockholder has not transferred any of such Stockholder’s rights under any agreement to which the Company is a party to any other Person, including any Affiliate of such Stockholder, and no Affiliate of such Stockholder has any rights thereunder.

3.2. No Violations; Consents. Neither the execution, delivery or performance by such Stockholder of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) if such Stockholder is not a natural person, conflict with, or result in a breach or a violation of, any provision of the articles of incorporation, bylaws, trust or other organizational documents of such Stockholder; (ii) conflict with or constitute, with or without notice or the passage of time or both, a breach, violation or default by such Stockholder under (A) any Law applicable to such Stockholder or (B) any provision of any agreement or other instrument binding upon such Stockholder or any of its assets or properties, except for conflicts, breaches, violations and defaults, which, individually or in the aggregate, would not materially adversely affect the ability of such Stockholder to perform its other obligations under this Agreement; or (iii) require any Consents, Approvals and Filings on the part of such Stockholder.

3.3. Litigation. There is no Litigation pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its controlled Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

3.4. Securities Laws.

3.4.1. The Shares are being acquired by such Stockholder for investment purposes only for such Stockholder’s own account, and not as a nominee or agent, and not with a view to, or for sale in connection with, the distribution of all or any part of the Shares within the meaning of the Securities Act. Such Stockholder understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Shares.

3.4.2. Such Stockholder and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares which have been requested by such Stockholder or its advisers. Such Stockholder and its advisers have been afforded the opportunity to ask questions of the Company’s management concerning the Company and the shares.

3.4.3. Such Stockholder is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of such investment. Such Stockholder is aware of the speculative nature of an investment in the Shares, the financial risk involved in such investment and the lack of liquidity for the Shares.

3.4.4. Such Stockholder understands that (i) the sale or re-sale of the Shares has not been and will not be registered under the Securities Act or any applicable state securities laws, and the Shares may not be sold, distributed or otherwise transferred unless (A) the Shares are sold, distributed or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (B) such Stockholder shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold, distributed or transferred may be sold, distributed or transferred pursuant to an exemption from such registration, or (C) the Shares are sold pursuant to Rule 144 under the Securities Act, (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act, and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.4.5. Such Stockholder, if not a natural person, is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.4.6. Such Stockholder, if a natural person, currently maintains its domicile at the address shown on Schedule 1 attached hereto, is not merely transient or temporarily resident at such address, and made his or her decision to purchase the Shares in the jurisdiction in which such domicile is located. Such Stockholder, if not a natural person, presently maintains its principal offices at the address shown on the Schedule 1 attached hereto, and made its decision to purchase the Shares in the jurisdiction in which its principal offices are located.

3.4.7. Such Stockholder is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act.

3.4.8. The Company did not contact such Stockholder or provide such Stockholder with any information regarding the offering or sale of the Shares through any “general solicitation” or “general advertising” within the meaning of Rule 502(c) of Regulation D under the Securities Act.

3.5. Ownership of Shares. Such Stockholder owns of record at least the number of shares of Class A Common Stock set forth opposite the name of such Stockholder on Schedule 2, and has, and at all times prior to the sale of shares of New Common Stock in the IPO shall have, all necessary power and authority to offer and sell the shares of New Common Stock of such Stockholder pursuant to the IPO in accordance with Section 1.5.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholders as of the date hereof that:

4.1. Due Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by the Company. The execution, delivery and performance by the Company of this Agreement, and the compliance by the Company with each of the provisions of this Agreement (including the sale of the Shares hereunder), (i) are within the corporate power and authority of the Company and (ii) except as expressly provided herein, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

4.2. No Violations; Consents. Neither the execution, delivery or performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with, or result in a breach or a violation of, any provision of the Certificate of Incorporation or the bylaws of the Company as in effect on the date hereof; (ii) conflict with or constitute, with or without notice or the passage of time or both, a breach, violation or default by the Company under (A) any Law applicable to the Company or (B) any provision of any agreement or other instrument binding upon the Company or any of its assets or properties, except for conflicts, breaches, violations and defaults, which, individually or in the aggregate, would not materially adversely affect the ability of the Company to sell the Shares hereunder or to perform its other obligations under this Agreement; or (iii) require any Consents, Approvals and Filings on the part of the Company, except for (A) Consents, Approvals and Filings expressly contemplated by this Agreement, (B) Consents, Approvals and Filings required pursuant to applicable securities laws and (C) other Consents, Approvals and Filings that, if not made or received, would not materially adversely affect the ability of the Company to perform its other obligations under this Agreement.

4.3. Litigation. There is no Litigation pending or, to the knowledge of the Company, threatened against the Company or involving any of the properties or assets of the Company by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.4. Validity of Shares. The Shares, when issued in accordance with this Agreement and the Certificate of Incorporation, as amended by the Certificate of Amendment, will be validly issued, fully paid, nonassessable and free of all liens.

4.5. No General Solicitation. The Company did not contact any Stockholder or provide any Stockholder with any information regarding the offering or sale of the Shares through any “general solicitation” or “general advertising” within the meaning of Rule 502(c) of Regulation D under the Securities Act.

4.6. Capitalization. As of the date hereof, 26,664,258 shares of Class A Common Stock, 2,635,000 shares of Class B Common Stock and 134,000 shares of Series A Preferred Stock are issued and outstanding.

ARTICLE V

COVENANTS

5.1. Commercially Reasonable Efforts. Except as otherwise expressly provided in this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with each other party and use its commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 5.1, nothing in this Section 5.1 or in Section 5.2 shall require any party to take or refrain from taking any action or to consent to any matter that would materially restrict such party’s business assets or activities or the transactions contemplated by this Agreement, materially impair the contemplated benefits of this Agreement to such party or, with respect to CIT, interfere with the exercise of any rights or powers of CIT or its Affiliates under the Loan Agreement.

5.2. Further Assurances. Subject to the last sentence of Section 5.1, each party shall, at any time and from time to time after the date of this Agreement until the later of (i) the first anniversary of the IPO Closing Time and (ii) the date on which such party shall cease to own any securities of the Company, cooperate with each other party hereto and, at the request of any other party, shall execute and deliver any further instruments or documents and shall take all such further action, whether as a stockholder of the Company (in the case of any Stockholder) or otherwise, as such other party may reasonably request in order to evidence or effectuate the consummation of the Transactions and otherwise to carry out the intent of the parties under this Agreement.

5.3. Lock-up Letters. The Company shall use its commercially reasonable efforts to cause each of its employees and each of its stockholders who owns of record 30,000 or more shares of Class A Common Stock as of the date hereof as soon as reasonably practicable (and prior to the date on which the marketing efforts with respect to the IPO shall commence), and shall cause each of its executive officers and directors on the date hereof, to execute a Lock-up Letter with respect to the shares of the Company’s common stock, options to purchase shares of the Company’s common stock, and other specified securities held by such employee, stockholder, executive officer or director, which shall be effective for the Lock-up Period.

5.4. Confidentiality. In the event any Stockholder (including the officers, employees, counsel, accountants, internal and external auditors, partners, agents and other authorized representatives of such Stockholder or its controlled Affiliates (collectively, the “Representatives”)) obtains from the Company or its representatives any Confidential Information in connection with the transactions contemplated by this Agreement, such Stockholder (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purpose of evaluating an investment in the Shares and the Transactions, (iii) shall protect such Confidential Information with the same degree of care as such Stockholder uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care, and (iv) shall not disclose such Confidential Information to any third party except to the extent required by Law or any court or to its Representatives who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement (or for enforcing any rights or remedies of such party under this Agreement) and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and such Stockholder shall be responsible for compliance with this Section 5.4 by the Representatives of such Stockholder).

5.5. Public Statement. Unless required by Law, no Stockholder shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Unless otherwise required, in the Company’s reasonable judgment, by law (including rules and regulations of the Securities and Exchange Commission and any securities exchange or automated quotation system on which the Company’s securities are or will be traded or listed), the Company shall not issue any press release or make any public statement regarding the involvement of any Stockholder with respect to this Agreement without the prior consent of such Stockholder.

ARTICLE VI

CONDITIONS TO PRINCIPAL STOCKHOLDER SALE

6.1. Conditions to Obligations of the Company and the Stockholders at the Closing. The obligations of the Company and the Stockholders to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or (except with respect to the condition set forth in Section 6.1(v)) waiver at or prior to the Closing Date of each of the following conditions:

(i) no preliminary or permanent injunction or other order, writ, judgment or decree by any Governmental Entity which would prevent the consummation of the transactions contemplated hereby shall have been issued and remain in effect;

(ii) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

(iii) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make or obtain such Consents, Filings and Approvals would not have a material adverse effect on the ability of the Company and the Stockholders to perform their respective obligations under this Agreement;

(iv) the Other Stockholder Agreements shall be in full force and effect; and

(v) the IPO shall have been consummated and the Series A Conversion Price shall have been reduced pursuant to the QPO Amendment.

6.2. Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing with respect to any Stockholder shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

(i) the representations and warranties of such Stockholder contained in this Agreement shall have been true and correct in all material respects at and as of the date they were made and shall be true and correct in all material respects at and as of the Closing Date;

(ii) such Stockholder shall have performed in all material respects all of the obligations contemplated herein to be performed by such Stockholder on or prior to the Closing Date;

(iii) such Stockholder shall have delivered the following to the Company:

(a)	a certificate by such Stockholder certifying as to compliance by such Stockholder with the conditions set forth in clauses (i) and (ii) of this Section 6.2;

(b)	the aggregate purchase price payable for the Shares being purchased such Stockholder at the Closing as set forth in Sections 2.1 and 2.3; and

(c)	such other documents and instruments as may be required by this Agreement or reasonably requested by the Company; and

(iv) all other actions to be taken by such Stockholder at or prior to the Closing in connection with the transactions contemplated by this Agreement shall have been taken to the reasonable satisfaction of the Company, and all other documents and instruments to be executed, delivered or obtained by such Stockholder shall have been so executed, delivered or obtained and shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received copies of all such documents and instruments as they may reasonably request in order to establish the consummation of such transactions, the taking of all such actions and the execution, delivery and procurement of all such documents.

6.3. Additional Conditions to Obligations of the Stockholders at the Closing. The obligations of each Stockholder to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

(i) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects at and as of the date they were made and shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Company shall have performed in all material respects all of the obligations contemplated herein to be performed by the Company on or prior to the Closing Date;

(iii) each officer of the Company identified in the IPO Registration Statement as an executive officer of the Company shall have executed a Lock-up Letter with respect to the shares of the Company’s common stock, options to purchase shares of the Company’s common stock, and other specified securities held by such executive officer, which shall be effective for the Lock-up Period;

(iv) the Company shall have delivered the following to each Stockholder:

(a)	a certificate of an officer of the Company certifying as to the compliance by the Company with the conditions set forth in clauses (i) and (ii) of this Section 6.3;

(b)	a certificate of an officer of the Company certifying as to the number of shares issued to such Stockholder as of the Closing Date; and

(c)	such other documents as may be required by this Agreement or reasonably requested by the Stockholders; and

(v) all other actions to be taken by the Company prior to or at the Closing in connection with the transactions contemplated by this Agreement shall have been taken to the reasonable satisfaction of such Stockholder, and all other documents and instruments to be executed, delivered or obtained by the Company shall have been so executed, delivered or obtained and shall be reasonably satisfactory in form and substance to such Stockholder and counsel to such Stockholder, and such Stockholder and such counsel shall have received copies of all such documents and instruments as they may reasonably request in order to establish the consummation of such transactions, the taking of all such actions and the execution, delivery and procurement of all such documents and instruments.

6.4 Delivery of Stock Certificates. The Company shall deliver stock certificates representing the Shares to each Stockholder no later than the third Business Day following the Closing Date. The Shares to be purchased by Mr. Edgecomb, the Sudikoffs and CIT shall be registered in the name of the Edgecomb Trust, the New Moon Trust and CIT, respectively, and shall be delivered to the addresses set forth for such Stockholders as set forth in Section 8.7, unless such Stockholder shall deliver to the Company at least one Business Day prior to the Closing Date a notice (i) specifying a different name and address with respect to the registration of the Shares and (ii) representing that such Stockholder shall constitute the beneficial owner of such Shares despite such different registration.

ARTICLE VII

TERMINATION

7.1. Termination. This Agreement may be terminated by the Company and any Stockholder as follows:

(a) at any time, by mutual written agreement of the Company and such Stockholder;

(b) by either the Company, on the one hand, or such Stockholder, on the other hand, by notice hereunder if the Company shall not have become bound by the IPO Purchase Agreement on or before December 31, 2005 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to such Stockholder if the failure by such Stockholder to fulfill any of its obligations hereunder has been the cause of, or resulted in, the failure of the Company to become bound by the IPO Purchase Agreement on or before such date);

(c) by such Stockholder by notice hereunder if any Other Stockholder Agreement is amended without the prior written consent of such Stockholder in a manner which adversely affects in any material respect the contemplated benefits of this Agreement to such Stockholder; and

(d) by the Company, if it shall not have sufficient funds to pay the Series A Dividend Floor Amount, as defined in the Series A Stockholder Agreement (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available if the Company’s failure to have sufficient funds to pay the Series A Dividend Floor Amount has resulted from the Company’s failure to use commercially reasonable efforts to secure, or to cause one or more of its subsidiaries to secure, an amount of subordinated indebtedness or other indebtedness, the proceeds of which may be used to pay the Series A Dividend Floor Amount).

7.2. Effect of Termination. If this Agreement is terminated by the Company or any Stockholder pursuant to Section 7.1, this Agreement shall forthwith become void ab initio with respect to such Stockholder and there shall be no further obligations on the part of such Company or such Stockholder, or (to the extent applicable) their respective stockholders, directors, officers, employees, agents or representatives, under this Agreement with respect to such Stockholder, except for the provisions of Sections 5.4 and 5.5, this Section 7.2 and Article VIII, which shall survive any termination of this Agreement with respect to any Stockholder, provided that nothing in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1. Definitions. In addition to the definitions ascribed in the preamble, recitals and other Articles of this Agreement to the capitalized terms set forth in such other provisions of this Agreement, the following terms, as used in this Agreement, shall have the following meanings:

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act. Without limiting the generality of the foregoing, “Affiliates” of Mr. Sudikoff shall include Joyce M. Sudikoff and the New Moon Trust.

“Beneficially own” shall have the same meaning as in Rule 13d-3 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

“Business Day” shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions located in New York, New York are required by Law or other governmental actions to close.

“Campuslink Stockholders” shall mean, collectively, the Persons identified as “Campuslink Stockholders” and “Other Stockholders” on the signature pages of the Campuslink Stock Purchase Agreement.

“Company Over-Allotment Component” shall mean a number of shares of New Common Stock offered by the Company for its own account pursuant to the Over-Allotment Option in the IPO that shall generate gross proceeds (before underwriting discounts and commissions), in addition to the gross proceeds of the Company Primary Component, the Company Secondary Component and the Company Tertiary Component of up to approximately $24.0 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Company Over-Allotment Component, if any, shall be determined by the Board of Directors and the lead managing Underwriters and, subject to the following sentence, shall equal approximately 80% of all shares of New Common Stock offered pursuant to the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Company Over-Allotment Component shall be reduced by approximately 80% of the number of shares of New Common Stock that shall constitute, and approximately 80% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Over-Allotment Component.

“Company Primary Component” shall mean a number of shares of New Common Stock offered by the Company for its own account pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions) of approximately $85.0 million.

“Company Secondary Component” shall mean a number of shares of New Common Stock offered by the Company for its own account pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions), in addition to the gross proceeds of the Company Primary Component and prior to the gross proceeds of the Company Tertiary Component and the Company Over-Allotment Component, of up to approximately $42.25 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Secondary Company Component, if any, shall be determined by the Board of Directors and, subject to the following sentence, shall equal approximately 65% of all shares of New Common Stock offered pursuant to the IPO, other than the shares of New Common Stock that shall constitute the Company Primary Component, the Tertiary Components and the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Company Secondary Component shall be reduced by approximately 65% of the number of shares of New

Common Stock that shall constitute, and approximately 65% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Secondary Component.

“Company Tertiary Component” shall mean a number of shares of New Common Stock offered by the Company for its own account pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions), in addition to the gross proceeds of the Company Primary Component and the Company Secondary Component and prior to the gross proceeds of the Company Over-Allotment Component, of up to approximately $40.0 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Company Tertiary Component, if any, shall be determined by the Board of Directors and, subject to the following sentence, shall equal approximately 80% of all shares of New Common Stock offered pursuant to the IPO, other than the shares of New Common Stock that shall constitute the Company Primary Component, the Secondary Components and the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Company Tertiary Component shall be reduced by approximately 80% of the number of shares of New Common Stock that shall constitute, and approximately 80% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Tertiary Component.

“Confidential Information” shall mean technical and business information relating to the Company’s intellectual property rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), operating systems, computer software, costs, profit or margin information, pricing policies, confidential market information, budget and finances, customers, distribution, sales, marketing and production, business strategy and future business plans and any other information of a “confidential” nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that a Stockholder should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or comes into the public domain other than through the fault or negligence of such Stockholder, (ii) was lawfully obtained by such Stockholder from a third party without breach of this Agreement and otherwise not in violation of the Company’s rights, (iii) was known to such Stockholder at the time of disclosure of such Confidential Information to such Stockholder by the Company, provided that such Stockholder was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by such Stockholder without making use of any Confidential Information.

“Consents, Approvals and Filings” shall mean any material consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person, including any of the foregoing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

“Governmental Entity” shall mean any United States federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

“IPO Closing Time” shall mean the time and date of the closing of the IPO.

“IPO Purchase Agreement” shall mean the Purchase Agreement to be entered into by the Company, the selling stockholders named therein (if any) and the representatives of the Underwriters with respect to the issuance, offering and sale by the Company and selling stockholders named therein (if any) of New Common Stock in the IPO.

“IPO Registration Statement” shall mean any registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission with respect to the IPO.

“Laws” shall mean all United States federal, state and local laws, statutes, ordinances, rules, regulations, orders and decrees.

“Litigation” shall mean any claim, action, suit, investigation or proceeding.

“Loan Agreement” shall mean the Third Amended and Restated Loan and Security Agreement, dated as of March 31, 2004, as amended from time to time, among PAETEC Communications, Inc., PAETEC International, Inc., PAETEC Online, Inc., PAETEC Communications of Virginia, Inc., PAETEC Capital Corp., Campuslink Communications Systems, Inc., Select Switch Acquisition Co., Parklink Communications, Inc. and East Florida Communications, Inc., as Borrowers; the Financial Institutions from time to time parties thereto, as Lenders, Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders, CIT, as Collateral Agent for the Lenders, Deutsche Bank Trust Company Americas and General Electric Capital Corporation, as Co-Syndication Agents, and Merrill Lynch Capital Corporation, IBM Credit LLC, Hewlett-Packard Financial Services Company and Union Bank Of California, N.A., as Co-Agents.

“Lock-up Letter” shall mean a letter agreement in substantially the form attached hereto as Exhibit G, with such changes thereto, if any, as shall be authorized by the Underwriters, provided that no changes shall increase the duration of the Lock-up Period.

“Non-Waiving Stockholder Over-Allotment Component” shall mean the number of shares of New Common Stock that Non-Waiving Stockholders shall be entitled, and shall request, to include for offering pursuant to the Over-Allotment Option in the IPO and that shall not have been offered and sold as part of the

Non-Waiving Stockholder Secondary Component or the Non-Waiving Stockholder Tertiary Component.

“Non-Waiving Stockholder Secondary Component” shall mean the number of shares of New Common Stock that Non-Waiving Stockholders shall be entitled, and shall request, to include for offering pursuant to the IPO, excluding the shares of New Common Stock that shall constitute the Non-Waiving Stockholder Tertiary Component and the Non-Waiving Stockholder Over-Allotment Component.

“Non-Waiving Stockholder Tertiary Component” shall mean the number of shares of New Common Stock that Non-Waiving Stockholders shall be entitled, and shall request, to include for offering pursuant to the IPO, excluding the shares of New Common Stock that shall constitute the Non-Waiving Stockholder Secondary Component and the Non-Waiving Stockholder Over-Allotment Component.

“Other Stockholder Agreements” shall mean collectively the Campuslink Stock Purchase Agreement, the Series A Stockholder Agreement and the Founding Stockholders’ Agreement, in each case, as amended from time to time.

“Over-Allotment Components” shall mean, collectively, the Company Over-Allotment Component, the Participating Stockholder Over-Allotment Component and the Non-Waiving Stockholder Over-Allotment Component.

“Over-Allotment Option” shall mean the option, if any, that the Company, the Participating Stockholders and the Non-Waiving Stockholders shall grant pursuant to the IPO Purchase Agreement to the Underwriters to purchase shares of New Common Stock representing the Over-Allotment Components.

“Participating Stockholder Over-Allotment Component” shall mean a number of shares of New Common Stock offered by and for the account of the Participating Stockholders pursuant to the Over-Allotment Option in the IPO that shall generate gross proceeds (before underwriting discounts and commissions), in addition to the gross proceeds of the Participating Stockholder Secondary Component and the Participating Stockholder Tertiary Component, of up to approximately $6.0 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Participating Stockholder Over-Allotment Component, if any, shall be determined by the Board of Directors and the lead managing Underwriters and, subject to the following sentence, shall equal approximately 20% of all shares of New Common Stock offered pursuant to the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Participating Stockholder Over-Allotment Component shall be reduced by approximately 20% of the number of shares of New Common Stock that shall constitute, and approximately 20% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Over-Allotment Component.

“Participating Stockholder Secondary Component” shall mean a number of shares of New Common Stock offered by and for the account of the Participating Stockholders pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions) of up to approximately $22.75 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Participating Stockholder Secondary Component, if any, shall be determined by the Board of Directors and, subject to the following sentence, shall equal approximately 35% of all shares of New Common Stock offered pursuant to the IPO, other than the shares of New Common Stock that shall constitute the Company Primary Component, the Tertiary Components and the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Participating Stockholder Secondary Component shall be reduced by approximately 35% of the number of shares of New Common Stock that shall constitute, and approximately 35% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Secondary Component.

“Participating Stockholder Tertiary Component” shall mean a number of shares of New Common Stock offered by and for the account of the Participating Stockholders pursuant to the IPO that shall generate gross proceeds (before underwriting discounts and commissions), in addition to the gross proceeds of the Participating Stockholder Secondary Component, of up to approximately $10.0 million. Subject to such maximum, the number of shares of New Common Stock that shall constitute the Participating Stockholder Tertiary Component, if any, shall be determined by the Board of Directors and, subject to the following sentence, shall equal approximately 20% of all shares of New Common Stock offered pursuant to the IPO, other than the shares of New Common Stock that shall constitute the Company Primary Component, the Secondary Components and the Over-Allotment Components. The number of shares of New Common Stock that shall constitute, and the gross proceeds that shall be generated by, the Participating Stockholder Tertiary Component shall be reduced by approximately 20% of the number of shares of New Common Stock that shall constitute, and approximately 20% of the gross proceeds that shall be generated by, the Non-Waiving Stockholder Tertiary Component.

“Participating Stockholders” shall mean, collectively, the Campuslink Stockholders, Mr. Edgecomb, Mr. Sudikoff and CIT.

“Person” shall mean an individual, firm, corporation, partnership, limited liability company, association, trust, company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, and shall include any successor (by merger or otherwise) of such Person.

“Preferred Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of February 4, 2000, as amended from time to time, among the Company, the Series A Stockholders, Arunas A. Chesonis, Christopher E. Edgecomb, Trustee of the Christopher E. Edgecomb Living Trust dated April 25, 1998, and Jeffrey Sudikoff.

“Registration Expenses” shall mean all registration, filing and stock exchange or National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and expenses of a single counsel selected by holders of a majority of the shares of New

Common Stock registered for offering and sale pursuant to the IPO), all printing expenses, messenger and delivery expenses, and any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions and transfer taxes, if any, other than the discounts, commissions, fees and disbursements of underwriters or selling agents with respect to the New Common Stock offered and sold pursuant to the IPO.

“Secondary Components” shall mean, collectively, the Company Secondary Component, the Participating Stockholder Secondary Component and the Non-Waiving Stockholder Secondary Component.

“Tertiary Components” shall mean, collectively, the Company Tertiary Component, the Participating Stockholder Tertiary Component and the Non-Waiving Stockholder Tertiary Component.

“Transactions” shall mean collectively (i) the Recapitalization, (ii) the offering, issuance and sale of New Common Stock in the IPO and all agreements and arrangements in connection therewith, (iii) the approval and, where applicable, filing with the Delaware Secretary of State of the Certificate of Amendment, the Restated Certificate of Incorporation and the Restated Bylaws, (iv) the transactions contemplated by the Other Stockholder Agreements, (v) the transactions contemplated by the agreements referred to in Sections 1.2.2(ii) and 1.4 and (vi) the transactions contemplated by this Agreement, including, with respect to the agreements set forth in clauses (iv), (v) and (vi), the schedules, appendices and final forms of agreements and other exhibits which are attached thereto.

“Transfer” means, with respect to any securities, directly or indirectly, to sell, transfer, assign, distribute, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, distribution, pledge, encumbrance, hypothecation or similar disposition of, whether by operation of law or otherwise, such securities.

“Underwriters” shall mean the underwriters of the IPO.

8.2. Survival of Representations and Warranties. Except as provided in Article VII, all representations and warranties set forth in this Agreement or in any writing delivered by any party pursuant to this Agreement shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) until the first anniversary of the Closing Date.

8.3. Fees and Expenses. Each party to this Agreement shall be responsible for the payment of the fees and expenses of its own advisers, counsel, accountants, investment banks and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

8.4. Specific Enforcement. The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached and (ii) the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

8.5. Successors and Assigns. Except as otherwise expressly provided herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, (ii) the Company may not assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement with respect to any Stockholder without the prior written consent of such Stockholder and (iii) no Stockholder may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the Company.

8.6. Entire Agreement. This Agreement, together with the Schedules, Appendix and Exhibits attached hereto, constitutes the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, among some or all of the parties hereto and thereto with respect to such subject matter.

8.7. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy, (which shall not constitute notice) sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time, on a Business Day, and otherwise on the next Business Day, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

(i)	if to the Company, to:

PaeTec Corp.

One Northern Concourse

North Syracuse, NY 13212

Attention: Daniel J. Venuti

Facsimile: (315) 454-0690

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

Columbia Square

555 Thirteenth St., N.W.

Washington, D.C. 20004-1109

Attention: Charles E. Sieving

Facsimile: (202) 637-5910

(ii)	if to Mr. Edgecomb, to:

c/o Sirius Telecommunications

223 East De La Guerra

Santa Barbara, CA 90049

Attention: Christopher E. Edgecomb

Facsimile: (805) 690-2899

(iii)	if to any of the Sudikoffs, to:

New Moon Trust dated June 1, 1995

Jeffrey P. and Joyce M. Sudikoff, Co-Trustees

P.O. Box 491669

Los Angeles, CA 90049

Attention: Jeffrey P. Sudikoff

                 Joyce M. Sudikoff

Facsimile: (310) 472-7514

(iv)	if to CIT, to:

CIT Lending Services Corporation

1 CIT Drive

Livingston, NJ 07039

Attention: Legal Counsel, Communications and Media Finance Group

Facsimile: (973) 422-5822

with a copy (which shall not constitute notice) to:

Attention: Joe Junda, Communications and Media Finance Group

Facsimile: (973) 535-1816

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

8.8. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

8.9. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, with respect to any Stockholder, without the written consent of such Stockholder and, with respect to the Company, without the written consent of the Company; provided that no such amendment, modification or supplement that adversely affects the rights or duties of any party to this Agreement shall be effective without the written consent of such party. Each party hereto may waive any of such party’s rights hereunder or lack of performance by another party hereto, but any such waiver shall not be effective with respect to any other party hereto that does not consent to such waiver.

8.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which taken together shall constitute one and the same Agreement.

8.11. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.12. Governing Law. Except to the extent that the Delaware General Corporation Law shall, by its terms, apply to the subject matter of this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

8.13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

8.14. Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic mail or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, electronic mail or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, electronic mail or other electronic means as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

8.15. Acknowledgement. The parties acknowledge that the consummation of the IPO remains subject to significant conditions and that this Agreement does not represent a commitment by any party hereto or by the Company or any other Person to consummate, or to use any level of efforts to consummate, the IPO. The Company may determine in its sole discretion not to pursue the IPO and, in such event, no party hereto shall incur any liability to any other party hereto as a result of such determination or the non-consummation of the IPO.

8.16. Restrictive Legends. Each certificate representing any of the Shares shall bear legends substantially in the following form:

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE

SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such securities with respect to which the Company has received an opinion from counsel to the applicable holder, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to Section 3.4.4), to the effect that the subsequent transfer or other disposition of such securities shall not require registration under the Securities Act. The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the securities represented by certificates that include the legend set forth immediately above.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

The Company:

PAETEC CORP.

By:	/s/ ARUNAS A. CHESONIS
Name:	Arunas A. Chesonis
Title:	Chairman, Pres. & CEO

Mr. Edgecomb:

CHRISTOPHER E. EDGECOMB, TRUSTEE OF THE CHRISTOPHER E. EDGECOMB LIVING TRUST, dated April 25, 1998

By:	/s/ CHRISTOPHER E. EDGECOMB
Christopher E. Edgecomb

The Sudikoffs:

/s/ JEFFREY P. SUDIKOFF
Jeffrey P. Sudikoff

/s/ JOYCE M. SUDIKOFF
Joyce M. Sudikoff

NEW MOON TRUST U/D/T dated June 1, 1995

By:	/s/ JEFFREY P. SUDIKOFF
Jeffrey P. Sudikoff, Co-Trustee

By:	/s/ JOYCE M. SUDIKOFF
Joyce M. Sudikoff, Co-Trustee

CIT:

CIT Lending Services Corporation

By:	/s/ JOSEPH JUNDA

Its:	Vice President

SCHEDULE 1

Stockholder	Address	Current No. of Outstanding Shares of Class A Common Stock Held
Christopher E. Edgecomb Living Trust	c/o Sirius Telecommunications 223 East De La Guerra Santa Barbara, CA 90049	1,545,000

New Moon Trust U/D/T Dated June 1, 1995 (Jeffrey and Joyce Sudikoff as Co-Trustees)	11766 Wilshire Boulevard Suite 1450 Los Angeles, CA 90025	2,895,500

AT&T Commercial Finance Corporation (now known as CIT Lending Services Corporation)	Joseph Junda 1 CIT Drive, #2108A Livingston, NJ 07039	600,000

Newcourt Commercial Finance Corporation FNA AT&T Commercial Finance Corporation (now known as CIT Lending Services Corporation)	Joseph Junda 1 CIT Drive, #2108A Livingston, NJ 07039	217,280

Total		5,257,780

SCHEDULE 2

Initial Investor	Current No. of Outstanding Shares of Class A Common Stock Held	Share of Initial Investor Secondary Share
Christopher E. Edgecomb Living Trust	1,545,000	29.3850%
New Moon Trust (Jeffrey and Joyce Sudikoff)	2,895,500	55.0708%
CIT Lending Services Corporation	817,280	15.5442%

Total	5,257,780	100.0000%

SCHEDULE 3

Registration Rights Subject to Waiver

1.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among Daniel J. Venuti, PaeTec Corp. (the “Company”), PaeTec Communications, Inc. (the “Subsidiary”) and Arunas A. Chesonis (“Chesonis”).

2.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among John Baron, the Company, the Subsidiary and Chesonis.

3.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among Richard J. Padulo, the Company, the Subsidiary and Chesonis.

4.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among Richard E. Ottalagana, the Company, the Subsidiary and Chesonis.

5.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among Edward J. Butler, Jr., the Company, the Subsidiary and Chesonis.

6.	Stock Rights Agreement, dated July 17, 1998, as amended, among Joseph D. Ambersley, the Company, the Subsidiary and Chesonis.

7.	Stock Rights Agreement, dated as of August 13, 1998, as amended, among Timothy J. Bancroft, the Company, the Subsidiary and Chesonis.

8.	Stock Rights Agreement, dated as of July 17, 1998, as amended, among Bradford M. Bono, the Company, the Subsidiary and Chesonis.

9.	Letter dated September 30, 1998 and Statement of Registration Rights addressed to the following investors in Company’s $10,000,000 private offering:

Bradford M. Bono

Richard E. Ottalagana

Daniel J. Venuti

Joseph D. Ambersley

Registration Rights Subject to Waiver

John Baron

Edward J. Butler, Jr.

Richard J. Padulo

Timothy J. Bancroft

Katherine A. Chapman

Allkarim Somji

David Vaun Crumly

James N. Perry, Jr., Trustee of James N. Perry, Jr.

Jack Markell

JNP 1995 Trust

James H. Kirby

Woodcliff Partners, an Illinois General Partnership

Emile Karafiol

Paul J. Finnegan

PJF 1995 Trust by Mary M. Finnegan, Trustee

Kent S. Charugundla

Raymond T. Saucke

David R. Ferris

Nicholas Gentile

The Allen Group, A Partnership

Alan A. Edelstein

Alex F. Ferrini, Jr. and Karen F. Ferrini

Lewis Hay IV

Registration Rights Subject to Waiver

Richard DeRose

David S. Hunt

Kingdom Investments, Limited

Lyda Hunt-Herbert Trusts-Douglas Herbert Hunt

Lyda Hunt-Herbert Trusts-Bruce William Hunt

Barbara Hunt Crow

Lyda Hunt Allred

Noble Nash

Samer Tawfik

Eric Adolf Ruhle, Jr.

Gregory Spanellis

Larry V. Boyer

The Christopher E. Edgecomb Living Trust Dated April 25, 1998

STAR Telecommunications, Inc.

10.	Stock Purchase Agreement, dated as of November 16, 1998, as amended, between the Company and CIT Lending Services Corporation.

11.	Stock Purchase Agreement, dated as of August 13, 1998, as amended, between the Company and Christopher E. Edgecomb, Trustee of the Christopher E. Edgecomb Living Trust dated April 25, 1998.

12.	Stock Purchase Agreement, dated as of August 20, 1998, as amended, between the Company and Jeffrey P. Sudikoff.

13.	Stock Rights Agreement, dated as of October 30, 1998, as amended, among Katherine A. Chapman, the Company, the Subsidiary and Chesonis.

14.	Amended and Restated Registration Rights Agreement, dated as of February 4, 2000, among the Company and the other parties named therein.

Registration Rights Subject to Waiver

15.	Stock Purchase Agreement, dated as of July 20, 1998, among Algimantas K. Chesonis, Chesonis, the Company and the Subsidiary.

16.	Stock Purchase Agreement, dated as of July 17, 1998, as amended, among Chesonis, the Company and the Subsidiary.

SCHEDULE 4

REGISTRATION TERMS, CONDITIONS AND PROCEDURES

1. In connection with the registration of shares of New Common Stock pursuant to Section 1.5, each Stockholder hereby agrees as follows:

(i) to execute and deliver all documents reasonably requested by the lead managing Underwriters and all other documents reasonably customary in similar offerings, which documents shall be in reasonably customary form, including, without limitation, customary underwriting agreements (which shall include requirements for customary opinions of counsel to such Stockholder), a custody agreement substantially in the form attached hereto as Exhibit H (which shall be executed prior to the time that the marketing of the IPO shall commence), a power of attorney substantially in the form attached hereto as Exhibit I (which shall be executed prior to the time that the marketing of the IPO shall commence), and indemnification agreements;

(ii) to furnish timely in writing to the Company the information required to be provided in the registration statement with respect to such Stockholder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act and such other information regarding such Stockholder, the securities to be sold, and other pertinent matters requested by the Company as is reasonably necessary for inclusion in the registration statement relating to such offering pursuant to the Securities Act (such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be); and

(iii) to cooperate with the Company in connection with the preparation of such registration statement and, for so long as the Company is obligated to file and keep effective the registration statement, to provide to the Company, in writing, all such information regarding such Stockholder as the Company may from time to time reasonably request in writing and which is required in accordance with the Securities Act.

SCHEDULE 5

Formula for calculating the number of shares of New Common Stock issuable pursuant to the Principal Stockholder Sale

I.	Principles applicable to all computations:

Calculation of the additional number of shares of New Common Stock that are issuable upon conversion of the Series A Preferred Stock before the QPO Amendment (excluding payment of accrued dividends)

•	134,000 shares of Series A Preferred Stock outstanding

•	$1,000 liquidation preference for Series A Preferred Stock

•	$7.50 existing Series A Conversion Price of Series A Preferred Stock

•	Common Stock issuable upon conversion of Series A Preferred Stock (excluding accrued dividends) based on $7.50 Series A Conversion Price = (134,000)($1,000)/7.5 = 17,866,667 shares

II.	Computational Example #1: Assumes IPO price of $5.00 per share of New Common Stock and Reclassification ratio of one share of Class A Common Stock into one share of New Common Stock

A.	Calculation of the additional number of shares of New Common Stock that are issued to the holders of the Series A Preferred Stock as a result of a reduction of the Series A Conversion Price pursuant to the QPO Amendment (excluding payment of accrued dividends):

•	Assumed initial public offering price per share of New Common Stock in the IPO = $5.00

•	New Series A Conversion Price = ($5.00 (IPO price) x 1.0 (Reclassification ratio))/1.35 (Re-set value in QPO Amendment) = $3.7037

•	Class A Common Stock issuable upon conversion of Series A Preferred Stock on $3.7037 Series A Conversion Price = (134,000)($1,000)/$3.7037 = 36,180,036 shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock = 36,180,036-17,866,667 = 18,313,369 additional shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock, expressed as a percentage (rounded to the nearest one ten thousandth decimal point, with 0.00005 rounded up) = 18,313,369/17,866,667 = 102.5002%

B.	Calculation of Campuslink Stockholder Sale

Allocated portion for each Campuslink Stockholder:

	(a)	(b)	(a)x(b)=(c)
Campuslink Stockholder	Allocated shares of Class A Common Stock Entitled to Participate	Percentage Increase	Allocated Participation in Campuslink Stockholder Sale (No. of Shares*)
Alliance Cabletel Holdings, L.P.	2,465,478	102.5002%	2,527,120

Kline Hawkes California SBIC, L.P. (CCS related)	1,703,652	102.5002%	1,746,247

Union Labor Life Insurance Company Separate Account P	1,702,042	102.5002%	1,744,596

Robert Schwartz	54,498	102.5002%	55,861

Kenneth M. & Susan F. Kiraly	12,855	102.5002%	13,176

Richard Rizzutti	3,245	102.5002%	3,326

Peter Cracovaner	2,434	102.5002%	2,495

Ronald S. Johnson	1,560	102.5002%	1,599

Bryant Hopper	1,217	102.5002%	1,247

Richard Cunningham	7,411	102.5002%	7,596

Thomas Fitzgerald	4,833	102.5002%	4,954

Wendy Foliano	3,222	102.5002%	3,303

Stephen Mayo	18,830	102.5002%	19,301

Karen Sancimino/Dupke	4,833	102.5002%	4,954

Clinton Walker	26,109	102.5002%	26,762

Lodwrick Cook	14,174	102.5002%	14,528

Joseph Golden	37,615	102.5002%	38,555

Total	6,064,008		6,215,620

*	Rounded to nearest whole share of New Common Stock.

C.	Calculation of Principal Stockholder Sale

1.	Mr. Edgecomb’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Edgecomb Stock Purchase Agreement and currently beneficially owned by Mr. Edgecomb = 1,545,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	Mr. Edgecomb’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up) = 1,545,000/47,165,925 = 3.2757%

•	Mr. Edgecomb’s allocated number of shares of New Common Stock: .032757 x 6,215,620 = 203,605 shares of New Common Stock (rounded to nearest whole share)

2.	The Sudikoffs’ allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Sudikoff Stock Purchase Agreement and currently beneficially owned by the Sudikoffs = 2,400,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	The Sudikoffs’ percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 2,400,000/47,165,925 = 5.0884%

•	The Sudikoffs’ allocated number of shares of New Common Stock: .050884 x 6,215,620 = 316,276 shares of New Common Stock (rounded to nearest whole share)

3.	CIT’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the CIT Stock Purchase Agreement or the CIT Letter Agreement and currently beneficially owned by CIT = 600,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	CIT’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 600,000/47,165,925 = 1.2721%

•	CIT’s allocated number of shares of New Common Stock: .012721 x 6,215,620 = 79,069 shares of New Common Stock (rounded to nearest whole share)

III.	Computational Example #2: Assumes IPO price of $5.00 per share of New Common Stock and Reclassification ratio of one share of Class A Common Stock into one-half of one share of New Common Stock

A.	Calculation of the additional number of shares of New Common Stock that are issued to the holders of the Series A Preferred Stock as a result of a reduction of the Series A Conversion Price pursuant to the QPO Amendment (excluding payment of accrued dividends):

•	Assumed initial public offering price per share of New Common Stock in the IPO = $5.00

•	New Series A Conversion Price = ($5.00 (IPO price) x 0.5 (Reclassification ratio))/1.35 (Re-set value in QPO Amendment) = $1.8519

•	Class A Common Stock issuable upon conversion of Series A Preferred Stock on $1.8519 Series A Conversion Price = (134,000)($1,000)/$1.8519 = 72,358,119 shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock = 72,358,119-17,866,667 = 54,491,452 additional shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock, expressed as a percentage (rounded to the nearest one ten thousandth decimal point, with 0.00005 rounded up) = 54,491,452/17,866,667 = 304.9895%

B.	Calculation of Campuslink Stockholder Sale

Allocated portion for each Campuslink Stockholder:

	(a)	(b)	(a)x(b)=(c)	(c)x0.5
Campuslink Stockholder	Allocated shares of Class A Common Stock Entitled to Participate	Percentage Increase	(No. of Shares Before Reclassification*)	Allocated Participation in Campuslink Stockholder Sale (After Reclassification) (No. of Shares*)
Alliance Cabletel Holdings, L.P.	2,465,478	304.9895%	7,519,449	3,759,725
Kline Hawkes California SBIC, L.P. (CCS related)	1,703,652	304.9895%	5,195,960	2,597,980
Union Labor Life Insurance Company Separate Account P	1,702,042	304.9895%	5,191,049	2,595,525
Robert Schwartz	54,498	304.9895%	166,213	83,107
Kenneth M. & Susan F. Kiraly	12,855	304.9895%	39,206	19,603
Richard Rizzutti	3,245	304.9895%	9,897	4,948
Peter Cracovaner	2,434	304.9895%	7,423	3,712
Ronald S. Johnson	1,560	304.9895%	4,759	2,379
Bryant Hopper	1,217	304.9895%	3,712	1,856
Richard Cunningham	7,411	304.9895%	22,603	11,301
Thomas Fitzgerald	4,833	304.9895%	14,740	7,370
Wendy Foliano	3,222	304.9895%	9,827	4,913
Stephen Mayo	18,830	304.9895%	57,430	28,715
Karen Sancimino/Dupke	4,833	304.9895%	14,740	7,370
Clinton Walker	26,109	304.9895%	79,630	39,815
Lodwrick Cook	14,174	304.9895%	43,229	21,615
Joseph Golden	37,615	304.9895%	114,722	57,361

Total	6,064,008		18,494,588	9,247,294

*	Rounded to nearest whole share of New Common Stock.

C.	Calculation of Principal Stockholder Sale

1.	Mr. Edgecomb’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Edgecomb Stock Purchase Agreement and currently beneficially owned by Mr. Edgecomb = 1,545,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	Mr. Edgecomb’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up) = 1,545,000/47,165,925= 3.2757%

•	Mr. Edgecomb’s allocated number of shares of New Common Stock: .032757 x 9,247,294 = 302,914 shares of New Common Stock (rounded to nearest whole share)

2.	The Sudikoffs’ allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Sudikoff Stock Purchase Agreement and currently beneficially owned by the Sudikoffs = 2,400,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	The Sudikoffs’ percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 2,400,000/47,165,925 = 5.0884%

•	The Sudikoffs’ allocated number of shares of New Common Stock: .050884 x 9,247,294 = 470,539 shares of New Common Stock (rounded to nearest whole share)

3.	CIT’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the CIT Stock Purchase Agreement or the CIT Letter Agreement and currently beneficially owned by CIT=600,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	CIT’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 600,000/47,165,925 = 1.2721%

•	CIT’s allocated number of shares of New Common Stock: .012721 x 9,247,294 = 117,635 shares of New Common Stock (rounded to nearest whole share)

IV.	Computational Example #3: Assumes IPO price of $10.10 per share of New Common Stock and Reclassification ratio of one share of Class A Common Stock into one share of New Common Stock

A.	Calculation of the additional number of shares of New Common Stock that are issued to the holders of the Series A Preferred Stock as a result of a reduction of the Series A Conversion Price pursuant to the QPO Amendment (excluding payment of accrued dividends):

•	Assumed initial public offering price per share of New Common Stock in the IPO=$10.10

•	New Series A Conversion Price = ($10.10 (IPO price) x 1.0 (Reclassification ratio))/1.35 (Re-set value in QPO Amendment) = $7.4815

•	Class A Common Stock issuable upon conversion of Series A Preferred Stock on $7.4815 Series A Conversion Price = (134,000)($1,000)/$7.4815 = 17,910,847 shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock = 17,910,847-17,866,667 = 44,180 additional shares

•

Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock, expressed as a percentage (rounded to the nearest one ten thousandth decimal point, with 0.00005 rounded up) = 17,910,847/17,866,667 = 2.4728%

B.	Calculation of Campuslink Stockholder Sale

Allocated portion for each Campuslink Stockholder:

	(a)	(b)	(a)x(b)=(c)
Campuslink Stockholder	Allocated shares of Class A Common Stock Entitled to Participate	Percentage Increase	Allocated Participation in Campuslink Stockholder Sale (No. of Shares*)
Alliance Cabletel Holdings, L.P.	2,465,478	2.4728%	60,966
Kline Hawkes California SBIC, L.P. (CCS related)	1,703,652	2.4728%	42,128
Union Labor Life Insurance Company Separate Account P	1,702,042	2.4728%	42,088
Robert Schwartz	54,498	2.4728%	1,348
Kenneth M. & Susan F. Kiraly	12,855	2.4728%	318
Richard Rizzutti	3,245	2.4728%	80
Peter Cracovaner	2,434	2.4728%	60
Ronald S. Johnson	1,560	2.4728%	39
Bryant Hopper	1,217	2.4728%	30
Richard Cunningham	7,411	2.4728%	183
Thomas Fitzgerald	4,833	2.4728%	120
Wendy Foliano	3,222	2.4728%	80
Stephen Mayo	18,830	2.4728%	466
Karen Sancimino/Dupke	4,833	2.4728%	120
Clinton Walker	26,109	2.4728%	646
Lodwrick Cook	14,174	2.4728%	350
Joseph Golden	37,615	2.4728%	930

Total	6,064,008		149,951

*	Rounded to nearest whole share of New Common Stock.

C.	Calculation of Principal Stockholder Sale

1.	Mr. Edgecomb’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Edgecomb Stock Purchase Agreement and currently beneficially owned by Mr. Edgecomb = 1,545,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	Mr. Edgecomb’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up) = 1,545,000/47,165,925= 3.2757%

•	Mr. Edgecomb’s allocated number of shares of New Common Stock: .032757 x 149,951 = 4,912 shares of New Common Stock (rounded to nearest whole share)

2.	The Sudikoffs’ allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Sudikoff Stock Purchase Agreement and currently beneficially owned by the Sudikoffs = 2,400,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	The Sudikoffs’ percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 2,400,000/47,165,925 = 5.0884%

•	The Sudikoffs’ allocated number of shares of New Common Stock: .050884 x 149,951 = 7,630 shares of New Common Stock (rounded to nearest whole share)

3.	CIT’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the CIT Stock Purchase Agreement or the CIT Letter Agreement and currently beneficially owned by CIT=600,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	CIT’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 600,000/47,165,925 = 1.2721%

•	CIT’s allocated number of shares of New Common Stock: .012721 x 149,951 = 1,908 shares of New Common Stock (rounded to nearest whole share)

V.	Computational Example #4: Assumes IPO price of $10.10 per share of New Common Stock and Reclassification ratio of one share of Class A Common Stock into two-fifths of one share of New Common Stock

A.	Calculation of the additional number of shares of New Common Stock that are issued to the holders of the Series A Preferred Stock as a result of a reduction of the Series A Conversion Price pursuant to the QPO Amendment (excluding payment of accrued dividends):

•	Assumed initial public offering price per share of New Common Stock in the IPO = $10.10

•	New Series A Conversion Price = ($10.10 (IPO price) x 0.4 (Reclassification ratio))/1.35 (Re-set value in QPO Amendment) = $2.9926

•	Class A Common Stock issuable upon conversion of Series A Preferred Stock on $2.9926 Series A Conversion Price = (134,000)($1,000)/$ 2.9926 = 44,777,117 shares

•	Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock = 44,777,117-17,866,667 = 26,910,450 additional shares

•

Additional number of shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock, expressed as a percentage (rounded to the nearest one ten thousandth decimal point, with 0.00005 rounded up) = 44,777,117/17,866,667 = 250.6182%

B.	Calculation of Campuslink Stockholder Sale

Allocated portion for each Campuslink Stockholder:

	(a)	(b)	(a)x(b)=(c)	(c)x0.4
Campuslink Stockholder	Allocated shares of Class A Common Stock Entitled to Participate	Percentage Increase	(No. of Shares Before Reclassification*)	Allocated Participation in Campuslink Stockholder Sale (After Reclassification) (No. of Shares*)
Alliance Cabletel Holdings, L.P.	2,465,478	250.6182%	6,178,937	2,471,575
Kline Hawkes California SBIC, L.P. (CCS related)	1,703,652	250.6182%	4,269,662	1,707,865
Union Labor Life Insurance Company Separate Account P	1,702,042	250.6182%	4,265,627	1,706,251
Robert Schwartz	54,498	250.6182%	136,582	54,633
Kenneth M. & Susan F. Kiraly	12,855	250.6182%	32,217	12,887
Richard Rizzutti	3,245	250.6182%	8,133	3,253
Peter Cracovaner	2,434	250.6182%	6,100	2,440
Ronald S. Johnson	1,560	250.6182%	3,910	1,564
Bryant Hopper	1,217	250.6182%	3,050	1,220
Richard Cunningham	7,411	250.6182%	18,573	7,429
Thomas Fitzgerald	4,833	250.6182%	12,112	4,845
Wendy Foliano	3,222	250.6182%	8,075	3,230
Stephen Mayo	18,830	250.6182%	47,191	18,877
Karen Sancimino/Dupke	4,833	250.6182%	12,112	4,845
Clinton Walker	26,109	250.6182%	65,434	26,174
Lodwrick Cook	14,174	250.6182%	35,523	14,209
Joseph Golden	37,615	250.6182%	94,270	37,708

Total	6,064,008		15,197,508	6,079,003

*	Rounded to nearest whole share of New Common Stock.

C.	Calculation of Principal Stockholder Sale

1.	Mr. Edgecomb’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Edgecomb Stock Purchase Agreement and currently beneficially owned by Mr. Edgecomb = 1,545,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	Mr. Edgecomb’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up) = 1,545,000/47,165,925= 3.2757%

•	Mr. Edgecomb’s allocated number of shares of New Common Stock: .032757 x 6,079,003 = 199,130 shares of New Common Stock (rounded to nearest whole share)

2.	The Sudikoffs’ allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the Sudikoff Stock Purchase Agreement and currently beneficially owned by the Sudikoffs = 2,400,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	The Sudikoffs’ percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 2,400,000/47,165,925 = 5.0884%

•	The Sudikoffs’ allocated number of shares of New Common Stock: .050884 x 6,079,003 = 309,324 shares of New Common Stock (rounded to nearest whole share)

3.	CIT’s allocated amount:

•	Total number of outstanding shares of Class A Common Stock issued pursuant to the CIT Stock Purchase Agreement or the CIT Letter Agreement and currently beneficially owned by CIT=600,000

•	Total number of shares of Class A Common Stock outstanding before the Primary Stockholder Sale (which amount shall be based on the total amount of Class A Common Stock outstanding as of the date of this Agreement plus the amount of additional shares of Class A Common Stock issuable as of the date of this Agreement upon conversion of the Class B Common Stock and the Series A Preferred Stock (excluding accrued dividends)): 47,165,925 shares

•	CIT’s percentage (rounded to nearest one ten-thousandth decimal point, with .00005 rounded up): 600,000/47,165,925 = 1.2721%

•	CIT’s allocated number of shares of New Common Stock: .012721 x 6,079,003 = 77,331 shares of New Common Stock (rounded to nearest whole share)

Appendix A

Piggy-Back Registration Rights of Mr. Edgecomb and the Sudikoffs

(a) If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders (other than a registration of securities relating solely to employee benefit plans or to effect a merger or other reorganization), the Company will promptly give to Mr. Edgecomb and the Sudikoffs written notice thereof and, upon the written request of such Stockholder, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the shares of New Common Stock that are entitled to participate in such registration pursuant to this Agreement (the “Registrable Shares”) that are specified in the written request made within 10 days after receipt of such written notice from the Company.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given to Mr. Edgecomb and the Sudikoffs. In such event, the right of Mr. Edgecomb and the Sudikoffs to registration pursuant to this Agreement shall be conditioned upon such Stockholder’s participation in such underwriting, and the inclusion of Registrable Shares in the underwriting shall be limited to the extent provided herein. Mr. Edgecomb and the Sudikoffs (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises in writing the Company and such Stockholders that marketing factors require a limitation of the number of shares of common stock to be underwritten and sold in such offering, the managing underwriter may exclude some or all of the shares of common stock to be sold in such offering from such registration, and the shares to be included in such registration shall be allocated pro rata among the holders of shares participating in the offering pursuant to registration rights granted by the Company (including demand and piggyback registration rights), based on the number of shares of common stock requested to be included by each holder in such registration. If Mr. Edgecomb or the Sudikoffs disapprove of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not Mr. Edgecomb or the Sudikoffs have elected to include securities in such registration.

(d) All expenses associated with the registration (including registration, qualification and filing fees, printing expenses, blue sky fees, and fees and disbursements of counsel and accountants for the Company) shall be borne by the Company. Underwriters’ discounts and related charges, shall be borne by Mr. Edgecomb and the Sudikoffs pro rata in proportion to the number of securities being registered.

(e) In the case of each registration under this Agreement, the Company will:

(i) prepare and file a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 45 days or until the distribution described in the registration statement has been completed, whichever first occurs;

(ii) furnish to Mr. Edgecomb and the Sudikoffs (to the extent they are participating in such registration) such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Stockholder may reasonably request in order to facilitate the public offering of the Registrable Shares; and

(iii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Mr. Edgecomb and the Sudikoffs (to the extent they are participating in such registration), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so and except as may be required by the Securities Act.

(f) The Company will indemnify Mr. Edgecomb and the Sudikoffs (to the extent they are participating in such registration) against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Mr. Edgecomb and the Sudikoffs (to the extent they are participating in such registration) for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information relating to such Stockholder furnished to the Company by an instrument duly executed by such Stockholder.

(g) Mr. Edgecomb and the Sudikoffs will, if Registrable Shares held by such Stockholder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, and each underwriter, if any, of the Company’s securities covered by such a registration statement against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Stockholder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information relating to such Stockholder furnished to the Company by an instrument duly executed by such Stockholder and stated to be specifically for use therein, provided that in no event shall any indemnity under this paragraph (g) exceed the net proceeds from the offering received by such Stockholder.

(h) If for any reason the indemnity set forth in paragraphs (f) or (g) above is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the foregoing, such Stockholder shall not be required to contribute any amount in excess of the amount it would have been required to pay to an indemnified party if the indemnity under paragraph (g) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(i) Mr. Edgecomb and the Sudikoffs (to the extent they are participating in such registration) shall furnish to the Company such information regarding such Stockholder, the Registrable Shares held by Purchaser, and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

(j) The registration rights granted to Mr. Edgecomb and the Sudikoffs in this Agreement shall expire (a) at such time (if ever) as such Stockholder is free to sell the Registrable Shares under Rule 144 promulgated under the Securities Act (or any successor thereto) without limitation as to volume or manner of sale restrictions, and (b) Registrable Shares held by such Stockholder constitute less than one percent (1%) of the outstanding shares of the common stock of the Company. The foregoing notwithstanding, the registration rights of Mr. Edgecomb and the Sudikoffs under this Agreement shall expire after the Company has offered such Stockholder the cumulative opportunity to register all of the Registrable Shares in two registered offerings, irrespective of whether such Stockholder elects to participate in these registrations.

Exhibit A

Written Consent of Stockholders

Omitted

Exhibit B

Campuslink Stock Purchase Agreement

See Exhibit 10.12 to

Registration Statement on Form S-1

Exhibit C

Founding Stockholders’ Agreement

See Exhibit 10.5 to

Registration Statement on Form S-1

Exhibit D

Voting Agreement

See Exhibit 10.3 to

Registration Statement on Form S-1

Exhibit E

Series A Stockholder Agreement

See Exhibit 10.14 to

Registration Statement on Form S-1

Exhibit F

Amendment No. 1 to Equity Purchase Agreement

See Exhibit 10.16.2 to

Registration Statement on Form S-1

Exhibit G

Form of Lock-up Letter

Omitted

Exhibit H

Form of Custody Agreement

Omitted

Exhibit I

Form of Power of Attorney

Omitted